Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 30, 2026, relating to the financial statements of Fervo Energy Company, appearing in the Registration Statement No. 333-295165 on Form S-1 of Fervo Energy Company.
/s/ DELOITTE & TOUCHE LLP
Houston, Texas
May 14, 2026